UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

5201 Great America Parkway, Suite 232, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LNDC	The NASDAQ Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Executive Officer and Director
On May 23, 2019, Molly Hemmeter informed the Board of Directors (the “Board”) that she was resigning from her position as President and Chief Executive Officer of Landec Corporation (the “Company”), effective immediately. Ms. Hemmeter also resigned from her position as a member of the Board.
Appointment of New Chief Executive Officer
On May 23, 2019, the Board appointed current director Albert D. Bolles, Ph.D. as President and Chief Executive Officer of the Company, effective immediately. On May 23, 2019, the Company entered into an executive employment agreement (the “Employment Agreement”) with Dr. Bolles setting forth the terms of his employment. The Employment Agreement expires on May 29, 2022 unless renewed or extended by both parties. Under the Employment Agreement, Dr. Bolles will be paid an annual base salary of $620,000, plus annual cash incentive awards based upon the attainment of pre-determined goals, and he will be eligible to participate in any Long Term Incentive Plan adopted by the Company and receive grants of equity interests under the Company’s 2013 Stock Incentive Plan (the “Stock Plan”) at such times and in such amounts as determined by the Company’s Compensation Committee. In addition, on May 23, 2019, Dr. Bolles was granted an option to purchase 162,000 shares of common stock and 55,000 restricted stock units under the Stock Plan, with the option vesting 1/3 on the one-year anniversary of the date of grant and monthly thereafter at 1/36 per month over the remaining two-year period, and the restricted stock units vesting on the third anniversary of the date of grant.

The Employment Agreement provides that, if the executive is terminated without cause or terminates his employment for “good reason” (generally, a relocation of the executive’s place of employment, material reduction in salary, reduction in target bonus amount or material reduction of duties or authority), (1) the executive will receive severance payments equal to 100% of his annual base salary, (2) the executive will remain eligible for payment of the annual incentive bonus that would have been earned had he remained employed through the end of that fiscal year, pro-rated through the date of termination, (3) the vesting of the executive’s stock options and other equity awards will be accelerated by one year, and any awards that would not have begun vesting until more than one year following the date of termination will be treated, for the purposes of such vesting acceleration, as if they vested on a monthly basis, and (4) the Company will pay the monthly premiums for health insurance coverage for the executive (and his spouse and eligible dependents) for the maximum period permitted under COBRA or until such earlier time as the executive receives substantially equivalent health insurance coverage in connection with new employment.

The Employment Agreement also provides that if the executive is terminated without cause or terminates his employment for good reason within two years following a change of control, (1) the executive will receive severance payments equal to 150% of his annual base salary, (2) the executive will remain eligible for payment of the annual incentive bonus that would have been earned had he remained employed through the end of that fiscal year, pro-rated through the date of termination, (3) all of the executive’s unvested stock options and other equity awards will immediately vest and become exercisable and (4) the Company will pay the monthly premiums for health insurance coverage for the executive (and his spouse and eligible dependents) for the maximum period permitted under COBRA or until such earlier time as the executive receives substantially equivalent health insurance coverage in connection with new employment.

Dr. Bolles has agreed, as part of his Employment Agreement, not to solicit, induce or recruit any employees or consultants of the Company or solicit any licensor to or customer of the Company for a period of two years following his termination.
The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto.

In addition, Dr. Bolles will have a one-time right to nominate either a director to fill a current vacancy on the Board or a director to be included in the Company’s slate of nominees for election as directors at the annual general meeting of the stockholders of the Company in 2019.
Dr. Bolles has served as a director of the Company since May 2014. Dr. Bolles currently serves as Chairman of OnFood, a start-up company, and is an independent director on the board of directors of Sun Opta and Arcadia Bioscience. Dr. Bolles served as the Executive Vice President and Chief Technical and Operations Officer of ConAgra Foods, Inc. (“ConAgra”) until his retirement in August 2015. Dr. Bolles led ConAgra’s Research, Quality & Innovation and Supply Chain organizations. He joined ConAgra in 2006 as Executive Vice President, Research, Quality & Innovation. Under his leadership, the ConAgra Research, Quality & Innovation team brought to market highly successful products that have led to substantial business growth. Prior to joining ConAgra, Dr. Bolles led worldwide research and development for PepsiCo Beverages and Foods. He has a Ph.D. and master's degree in food science and a bachelor's degree in microbiology, all from Michigan State University. He holds several patents and has won numerous awards for his contributions to the world of food science.

Dr. Bolles is a preeminent leader in food science and provides the Company with valuable areas of expertise in new product development, innovation, quality, and supply chain in the packaged consumer food business.

Other than the foregoing, there are no arrangements or understandings between Dr. Bolles and any other persons pursuant to which he was selected to serve as the Company’s Chief Executive Officer. In addition, there are no transactions between the Company and Dr. Bolles or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.
Retirement of Chairman of the Board of Directors
On May 23, 2019, Steven Goldby retired as Chairman of the Board and as a member of the Board, effective immediately. On May 23, 2019, the Board appointed director Andrew Powell to serve as interim Chairman of the Board.
Principal Financial and Accounting Officer Changes
Effective on May 23, 2019, the Board promoted its Vice President of Finance and Administration and Chief Financial Officer, Greg Skinner, to the position of Executive Vice President of Finance and Administration and Chief Financial Officer. In connection with this promotion, the Board increased Mr. Skinner’s annual base salary from $380,000 to $418,000, effective as of the beginning of the 2020 fiscal year.
On May 28, 2019, the Company issued a press release announcing the events described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement with Albert D. Bolles, Ph.D., effective May 23, 2019

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2019

LANDEC CORPORATION

By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Chief Financial Officer and Executive Vice President of Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement with Albert D. Bolles, Ph.D., effective May 23, 2019.

99.1	Press Release